99 GARNSEY ROAD
PITTSFORD, NEW YORK  14534

(716) 419-8800

[GRAPHIC OMITTED]                                                    Exhibit 5.1




October 9, 2001





Pro-Fac Cooperative, Inc.
90 Linden Oaks
Rochester, New York 14625

         Re:      Pro-Fac Cooperative, Inc. Registration Statement on Form S-2
                  ------------------------------------------------------------

Ladies and Gentlemen:

     This opinion is furnished to you in connection with the Registration Statement on Form S-2 (the "Registration Statement") to be filed by Pro-Fac Cooperative, Inc., a New York agricultural cooperative corporation (the "Company") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the public offering of shares of Class A common stock, par value $5.00 per share ("Class A common stock"), retains and shares of Class A cumulative preferred stock, liquidation preference $25 ("Class A cumulative preferred stock").

     In rendering the following opinion, we have (i) examined the Registration Statement, (ii) examined and relied upon original, certified, conformed, photostat or other copies of the Company's Restated Certificate of Incorporation and the By-Laws of the Company, each as restated and/or amended to date, resolutions of the Board of Directors of the Company and such other records, certificates and documents, and (iii) made such investigation of fact and such examination of law, all as we have deemed necessary or appropriate for purposes of rendering the opinion set forth herein.

     In rendering the opinion set forth herien, we have assumed (i) the genuineness of all signatures on documents we have examined, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the original documents of all documents submitted to us as copies, (iv) the conformity of final documents to all documents submitted to us as drafts, (v) the authority and capacity of the individual or individuals who executed any such documents on

[GRAPHIC OMITTED]

Pro-Fac Cooperative, Inc.
October 9, 2001
Page 2







behalf of any person, (vi) the accuracy and completeness of all records made available to us and (vii) the factual accuracy of all representations, warranties and other statements made by all parties. We also have assumed, without investigation, that all documents, certificates, representations, warranties and covenants on which we have relied in rendering the opinion set forth below and that were given or dated earlier than the date of this letter continue to remain accurate, insofar as relevant to the opinion set forth herein. Notwithstanding the foregoing, nothing has come to our attention that would cause us to question the accuracy or completeness of the foregoing assumptions.

     Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that, subject to an order or other appropriate action by the Commission declaring the Registration Statement effective, the Class A common stock, the retains, and the Class A cumulative preferred stock of Pro-Fac, when issued in accordance with the terms and conditions set forth in the prospectus forming a part of the Registration Statement (the "Prospectus"), will be legally issued, fully paid and non-assessable, except that under the New York Cooperative Corporations Law each member and each director of Pro-Fac may be personally liable, jointly and severally, for certain amounts owed to employees for services rendered to Pro-Fac, as described in the Prospectus under the caption "Description of Pro-Fac Securities - Common Stock", and except that the amount of outstanding retains may be subject to adjustments subsequent to issuance, as described in the Prospectus under the caption "Description of Pro-Fac Securities - Retains".

     Our opinion expressed above is limited to the laws of the State of New York. We consent to being named as counsel to the Company in the Prospectus, to the references in the Prospectus to our firm and to the inclusion of a copy of this opinion letter as an exhibit to the Registration Statement.



                                              Very truly yours,

                                           /S/Harris Beach LLP
                                           -------------------
                                              HARRIS BEACH LLP